Exhibit 99.2

From:	Erik Prusch
To:	Clearwire Employees
Subject:	Transaction Update
Distribution:	February 1, 2013 following transaction update press release

Team -

Today we announced the filing of a preliminary proxy statement in connection with our agreement with Sprint and I’d like to provide an update on the pending transaction.

The Clearwire board’s Special Committee will continue to evaluate the proposal from DISH and engage in discussions with both DISH and Sprint, as appropriate. The Special Committee has not made any determination to change its recommendation of the current Sprint transaction.

It is imperative during this process that we focus on executing our daily duties to successfully manage our business, including our wholesale and retail operations and LTE network build. The LTE network remains central to our future plans. We continue to work with Sprint on an accelerated build plan, but we have not yet come to an agreement. We have amended the Sprint Financing Agreements to extend the date by which an agreement on the accelerated build out must be reached to February 28, 2013.

We will continue to update you on any new developments. The leadership team and I also look forward to meeting with you in a few weeks to share our Q4 and Full Year 2012 results, as well as answer any questions. In the meantime let’s continue to kick-off a great first quarter.

Erik

Cautionary Statement Regarding Forward-Looking Statements

This letter contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Additional Information and Where to Find It

In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a preliminary proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the Clearwire’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (and, when available, will be able to obtain a copy of the definitive proxy statement) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire’s filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.